Exhibit 99.1

Yellow Roadway Corporation

10990 Roe Avenue

Overland Park, KS 66211

Phone 913 696 6100 Fax 913 696 6116

N E W S    R E L E A S E

June 14, 2004

Yellow Roadway Corporation Raises Second Quarter 2004 EPS Guidance

OVERLAND PARK, KAN. — Yellow Roadway Corporation (NASDAQ: YELL) today increased its outlook for second quarter 2004 earnings per share to $.85 - $.90. Previously, the company provided earnings guidance of $.70 - $.75 per share for the second quarter.

“All our business units continue to perform very well,” said Bill Zollars, Chairman, President and CEO of Yellow Roadway. “The improvement in our second quarter earnings outlook is being driven by excellent execution along with favorable economic conditions.”

Yellow Roadway will update full year 2004 earnings guidance on July 22, when second quarter 2004 financial results will be released after the market close. A conference call to discuss second quarter results will be held at 9:30 a.m. ET on Friday, July 23. Conference call details will be provided in mid-July.

This news release (and oral statements made regarding the subjects of this release) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “believe,” “intend,” “outlook,” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (without limitation), labor relations, inclement weather, price and availability of fuel, competitor pricing activity, expense volatility, ability to capture cost synergies, and a downturn in general or regional economic activity.

Yellow Roadway Corporation is one of the largest transportation service providers in the world. Through its subsidiaries including Yellow Transportation, Roadway Express, New Penn Motor Express, Reimer Express, Meridian IQ and Yellow Technologies, Yellow Roadway provides a wide range of asset and non-asset-based transportation services integrated by technology. The portfolio of brands provided through Yellow Roadway Corporation subsidiaries represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, Yellow Roadway Corporation employs approximately 50,000 people.

Analyst Contact:	Stephen Bruffett	Media Contact:	Suzanne Dawson
	Yellow Roadway Corporation		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	steve.bruffett@yellowroadway.com		sdawson@lakpr.com